Kingstone Reports Second Quarter 2026 Results

Most Profitable Quarter in Company History
Q2 Diluted Net Income Per Share of $1.05 | Q2 Annualized Return on Equity of 50.8%
Net Premiums Earned Growth of 31% for Q2 | Direct Premiums Written Growth1 of 19% for Q2
Q2 GAAP Net Combined Ratio of 70.2%
Company Reaffirms 2026 Full Year Guidance

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

Kingston, NY — August 6, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a regional property and casualty insurance holding company, today announced its financial results for the second quarter ended June 30, 2026. The Company has also provided an investor presentation that can be accessed through the News & Events/Presentations section of the Company website at www.kingstonecompanies.com.

Key Financial and Operational Highlights
	Quarters Ended			Six Months Ended
	June 30,			June 30,
($ in thousands, except per share data)	2026	2025	Change	2026	2025	Change
Net premiums earned	$60,467	$46,215	30.8%	$116,336	$89,738	29.6%
Direct premiums written[1]	$72,494	$61,062	18.7%	$142,097	$119,237	19.2%
Net combined ratio	70.2%	71.5%	(1.3)pts	90.2%	82.3%	7.9pts
Catastrophe loss ratio[1]	(0.8)%	0.6%	(1.4)pts	12.0%	1.2%	10.8pts
Underlying combined ratio[1]	73.7%	71.4%	2.3pts	80.7%	82.0%	(1.3)pts
Net income	$15,470	$11,252	37.5%	$9,662	$15,135	(36.2)%
Net income per share - diluted	$1.05	$0.78	34.6%	$0.66	$1.07	(38.3)%
Operating net income per share - diluted[1]	$1.04	$0.75	38.7%	$0.70	$0.94	(25.5)%
Return on equity - annualized	50.8%	50.8%	—pts	15.3%	37.4%	(22.1)pts
[1] Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, "I am very pleased to report the most profitable quarter in Kingstone's history. Net income was a record $15.5 million, diluted earnings per share rose 35% to $1.05, and our GAAP net combined ratio improved to 70.2%, resulting in an annualized return on equity of 50.8%. Diluted book value per share increased 35% year-over-year to $8.69.

Direct premiums written1 grew 18.7%, led by continued strength in New York personal lines. Net premiums earned rose 31% as premiums from our reduced quota share continue to earn in. Our 39.6% net loss ratio included favorable prior-year reserve development and a negative catastrophe loss ratio, as favorable development on our first-quarter catastrophe estimate exceeded second-quarter catastrophe losses. Our underwriting expense ratio improved to 30.6%, reflecting the operating leverage of our scalable platform. Net investment income increased 49% on a growing investment portfolio and higher yields.

Our strong capital position supports profitable growth and disciplined capital returns. We completed our catastrophe reinsurance placement that increased total coverage to $500 million, added wildfire protection, maintained low first-event retentions and reduced the risk-adjusted cost of our core catastrophe excess of loss coverage by more than 15%. We also announced a share repurchase authorization during the quarter and subsequently increased our quarterly dividend by 20% to $0.06 per share, one year after reinstating it. We remain confident in our trajectory and committed to delivering long-term value to our shareholders."

Fiscal Year 2026 Outlook
(see “Disclaimer and Forward-Looking Statements” below)

The Company is reaffirming its growth, underwriting and profitability outlook for fiscal year 2026, which was originally issued on March 5, 2026 and affirmed on May 7, 2026. The guidance below reflects management’s expectations based on information available as of August 6, 2026 and is subject to the risks and uncertainties described in “Disclaimer and Forward-Looking Statements” below.

Guidance Metrics	2026 Estimate
Direct premiums written[1,4] growth	16% to 20%
Net combined ratio	81% to 86%
Underlying combined ratio[1,2] (excluding catastrophe losses and prior-year reserve development)	74% to 76%
Prior-year reserve development	—%
Catastrophe loss ratio[1,3]	7% to 10%
Net income per share – diluted	$2.20 to $2.90
Return on equity	24% to 30%
¹Refer to “Definitions and Non-GAAP Measures” for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.
²The underlying combined ratio is a non-GAAP measure. It is computed as the sum of the underlying loss ratio (which is a non-GAAP measure) and the net underwriting expense ratio. The underlying loss ratio excludes catastrophe losses and prior-year reserve development from the GAAP net loss ratio. The most directly comparable GAAP measure is the net combined ratio. Refer to the section entitled “Definitions and Non-GAAP Measures” included in this press release for definitions and reconciliations of non-GAAP financial measures. A reconciliation of the 2026 estimate of underlying combined ratio to the GAAP net combined ratio is not provided because the Company is unable to predict catastrophe losses and prior-year reserve development with reasonable certainty without unreasonable efforts. These items could materially impact the GAAP measure of net combined ratio.
³ The catastrophe loss ratio estimate for 2026 of 7% to 10% is at or above the Company’s six-year historical average of 7.1% (2019–2024) and gives effect to the elevated winter storm activity experienced in first quarter of 2026. Catastrophe losses are reported net of reinsurance recoveries and include loss adjustment expenses. The Company defines catastrophe events consistent with PCS industry designations.
4Guidance for the most comparable GAAP measure, net premiums earned, is not provided because net premiums earned is an output of multiple variables including direct written premium growth, quota share cession rates, and premium earning patterns, several of which are not within the Company’s direct control; therefore the Company is unable to predict such variables with reasonable certainty without unreasonable efforts.

Key Modeling Assumptions
The following reflects certain key modeling assumptions with respect to the full year 2026 guidance:

Assumption	2026E
Assumed effective tax rate	21%
Weighted average diluted shares outstanding	14.8 million

Consolidated Financial Results

Consolidated Financial Results	Quarters Ended			Six Months Ended
($ in thousands, except policy and per share data)	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Net premiums earned	$60,467	$46,215	30.8%	$116,336	$89,738	29.6%
Direct premiums written[1]	$72,494	$61,062	18.7%	$142,097	$119,237	19.2%

Policies in force, at the end of the period	84,570	76,925	9.9%	84,570	76,925	9.9%

Net investment income	$3,429	$2,300	49.1%	$6,766	$4,349	55.6%
Net gains (losses) on investments	$240	$546	(56.0)%	$(775)	$408	(290.0)%
Gain on sale of real estate	$—	$—	—%	$—	$1,966	(100.0)%

Net loss ratio	39.6%	38.8%	0.8pts	59.7%	50.3%	9.4pts
Net underwriting expense ratio	30.6%	32.7%	(2.1)pts	30.5%	32.0%	(1.5)pts
Net combined ratio	70.2%	71.5%	(1.3)pts	90.2%	82.3%	7.9pts

Net loss ratio	39.6%	38.8%	0.8pts	59.7%	50.3%	9.4pts
Catastrophe loss ratio[1]	(0.8)%	0.6%	(1.4)pts	12.0%	1.2%	10.8pts
Net loss ratio excluding the effect of catastrophes[1]	40.4%	38.2%	2.2pts	47.7%	49.1%	(1.4)pts
Effect of prior-year favorable reserve development	(2.7)%	(0.5)%	(2.2)pts	(2.5)%	(0.9)%	(1.6)pts
Underlying loss ratio[1]	43.1%	38.7%	4.4pts	50.2%	50.0%	0.2pts

Net income	$15,470	$11,252	37.5%	$9,662	$15,135	(36.2)%
Net income per share - basic	$1.07	$0.81	32.1%	$0.67	$1.10	(39.1)%
Net income per share - diluted	$1.05	$0.78	34.6%	$0.66	$1.07	(38.3)%
Return on equity - annualized	50.8%	50.8%	—pts	15.3%	37.4%	(22.1)pts

Adjusted EBITDA[1]	$20,738	$14,783	40.3%	$15,791	$19,038	(17.1)%

Other comprehensive (loss) income, net of tax	$(385)	$1,022	(137.7)%	$(2,441)	$3,245	(175.2)%
Operating net income[1]	$15,280	$10,821	41.2%	$10,274	$13,259	(22.5)%
Operating net income per share - basic[1]	$1.06	$0.78	35.9%	$0.71	$0.97	(26.8)%
Operating net income per share - diluted[1]	$1.04	$0.75	38.7%	$0.70	$0.94	(25.5)%
Operating return on equity[1]	12.5%	12.2%	0.3pts	8.2%	16.4%	(8.2)pts
Operating return on equity[1] - annualized	50.2%	48.9%	1.3pts	16.3%	32.8%	(16.5)pts

Book value per share, at the end of the period - diluted				$8.69	$6.44	34.9%
Book value per share, at the end of the period - diluted excluding AOCI				$9.27	$7.04	31.7%

1Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.

Conference Call Details
Friday, August 7, 2026, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free    1-877-407-2991
International     1-201-389-0925

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call will also be available via live webcast on the Company’s website under the News & Events/Presentations section at www.kingstonecompanies.com. A replay will be available for 30 days.

About Kingstone Companies, Inc.
Kingstone is a regional property and casualty insurance holding company whose principal operating subsidiaries write business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. Kingstone was the 11th largest writer of homeowners insurance in New York in 2025 and also writes homeowners coverage in California on a non-admitted basis.

Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of August 6, 2026 and management's review of the anticipated financial results for 2026. Such guidance remains subject to change based on management's ongoing review of the Company's 2026 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

The risks and uncertainties include, without limitation, the following:

•the risk of significant losses from catastrophes and severe weather events;
•risks related to the lack of a financial strength rating from A.M. Best;
•risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
•adverse capital, credit and financial market conditions;
•risks related to volatility in net investment income;
•the unavailability of reinsurance at current levels and prices;
•the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•the credit risk of our reinsurers;
•the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•the effects of climate change on the frequency or severity of weather events and wildfires;
•risks related to the limited market area of our business;
•risks related to a concentration of business in a limited number of producers;
•legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•the effects of competition in our market areas;
•our reliance on certain key personnel;
•risks related to security breaches or other attacks involving our computer systems or those of our vendors;
•our reliance on information technology and information systems; and
•the uncertainty relating to our geographic diversification strategy in entering the California market and other markets.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written is a non-GAAP measure, which represent the total premiums charged on policies issued by the Company during the respective fiscal period.

Net premiums written is a non-GAAP measure, which are direct premiums written less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct premiums written and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct premiums written and net premiums written, along with other measures, to gauge the Company’s performance and evaluate results. Direct premiums written and net premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.

Adjusted EBITDA is a non-GAAP measure, which is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.

Management uses adjusted EBITDA along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income, and does not reflect the Company’s overall profitability.

Operating net income (loss) and basic operating net income (loss) per share are non-GAAP measures, which are net income (loss) and basic net income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and basic net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and basic operating net income (loss) per share.

Management uses operating net income (loss) and basic operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and basic operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and basic net income (loss) per share, and do not reflect the Company’s overall profitability.

Operating net income (loss) and diluted operating net income (loss) per share are non-GAAP measures, which are net income (loss) and diluted net income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and diluted net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and diluted operating net income (loss) per share.

Management uses operating net income (loss) and diluted operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and diluted operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and diluted net income (loss) per share, and do not reflect the Company’s overall profitability.

Operating return on equity is a non-GAAP measure, which is operating income (loss) divided by average equity. Return on equity is the GAAP measure most closely comparable to operating return on equity.

Management uses operating return on equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company’s overall return on average common equity.

Underlying loss ratio is a non-GAAP ratio, which is computed as the GAAP net loss ratio excluding the effect of prior year loss reserve development and catastrophe losses.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Net loss ratio excluding the effect of catastrophes is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by catastrophe losses. Catastrophe losses cause the Company’s net loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Underlying combined ratio is a non-GAAP measure, which is computed as the sum of the underlying loss ratio and the net underwriting expense ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net combined ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net combined ratio. The underlying combined ratio should not be considered a substitute for the net combined ratio and does not reflect the Company’s net combined ratio.

The table below reconciles GAAP net premiums earned to direct premiums written for the periods presented:

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
			%			%
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Direct Premiums Written Reconciliation:
GAAP net premiums earned	$60,467	$46,215	30.8%	$116,336	$89,738	29.6%
Change in unearned premiums	7,322	5,995	22.1	29,046	23,482	23.7

Net premiums written	67,789	52,211	29.8	145,382	113,220	28.4
Ceded written premiums	(4,705)	(8,852)	(46.8)	3,285	(6,017)	(154.6)

Direct premiums written	$72,494	$61,062	18.7%	$142,097	$119,237	19.2%

(Components may not sum due to rounding)

The following table reconciles net income to adjusted EBITDA for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
			%			%
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Adjusted EBITDA Reconciliation:
Net income	$15,470	$11,252	37.5%	$9,662	$15,135	(36.2)%
Interest expense	59	77	(23.4)	129	305	(57.7)
Income tax expense	4,042	2,914	38.7	2,449	3,750	(34.7)
Depreciation and amortization	761	613	24.1	1,477	1,237	19.4
EBITDA	20,332	14,857	36.9	13,716	20,427	(32.9)
Loss on extinguishment of debt	—	—	—	—	175	(100.0)
Net (gain) loss on investments	(240)	(546)	(56.0)	775	(408)	(290.0)
Gain on sale of real estate	—	—	—	—	(1,966)	(100.0)
Stock-based compensation	646	472	36.9	1,300	811	60.3
Adjusted EBITDA	$20,738	$14,783	40.3%	$15,791	$19,038	(17.1)%

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and basic GAAP net income per share to basic operating net income per share for the periods indicated:

	For the Three Months Ended				For the Six Months Ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025

(000’s except per common share and outstanding share amounts)	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share

Net income	$15,470	$1.07	$11,252	$0.81	$9,662	$0.67	$15,135	$1.10

Net (gain) loss on investments	(240)		(546)		775		(408)
Gain on sale of real estate	—		—		—		(1,966)
Net (gain) loss on investments and (gain) on sale of real estate	(240)		(546)		775		(2,374)
Less tax (expense) benefit on net loss (gain)	(50)		(115)		163		(499)

Net (gain) loss on investments and (gain) on sale of real estate, net of taxes	(190)	$(0.01)	(431)	$(0.03)	612	$0.04	(1,875)	$(0.14)

Operating net income	$15,280	$1.06	$10,821	$0.78	$10,274	$0.71	$13,259	$0.97

Weighted average basic shares outstanding	14,480,305		13,925,707		14,467,100		13,700,308

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and diluted GAAP net income per share to diluted operating net income per share for the periods indicated:

	For the Three Months Ended				For the Six Months Ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
(000’s except per common share and outstanding share amounts)	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share

Net income	$15,470	$1.05	$11,252	$0.78	$9,662	$0.66	$15,135	$1.07

Net (gain) loss on investments	(240)		(546)		775		(408)
Gain on sale of real estate	—		—		—		(1,966)
Net (gain) loss on investments and (gain) on sale of real estate	(240)		(546)		775		(2,374)
Less tax (expense) benefit on net loss (gain)	(50)		(115)		163		(499)

Net (gain) loss on investments and (gain) on sale of real estate, net of taxes	(190)	$(0.01)	(431)	$(0.03)	612	$0.04	(1,875)	$(0.14)

Operating net income	$15,280	$1.04	$10,821	$0.75	$10,274	$0.70	$13,259	$0.94

Weighted average diluted shares outstanding	14,671,627		14,387,538		14,638,799		14,148,748

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Operating Net Income Reconciliation:
Net income	$15,470	$11,252	37.5%	$9,662	$15,135	(36.2)%

Net (gain) loss on investments	(240)	(546)	(56.0)%	775	(408)	(290.0)%
Gain on sale of real estate	—	—	—%	—	(1,966)	(100.0)%
Net (gain) loss on investments and (gain) on sale of real estate	(240)	(546)	(56.0)%	775	(2,374)	(132.6)%
Less tax (expense) benefit on net loss (gain)	(50)	(115)	(56.5)%	163	(499)	(132.7)%
Net (gain) loss on investments and (gain) on sale of real estate, net of taxes	(190)	(431)	(55.9)%	612	(1,875)	(132.6)%

Operating net income	$15,280	$10,821	41.2%	$10,274	$13,259	(22.5)%

Operating Return on Equity Reconciliation:

Net income	$15,470	$11,252	37.5%	$9,662	$15,135	(36.2)%
Average equity	$121,832	$88,544	37.6%	$125,945	$80,793	55.9%
Return on equity	12.7%	12.7%	—pts	7.7%	18.7%	(11.0)pts
Return on equity - annualized	50.8%	50.8%	—pts	15.3%	37.4%	(22.1)pts

Net (gain) loss on investments and (gain) on sale of real estate, net of taxes	$(190)	$(431)	(55.9)%	$612	$(1,875)	(132.6)%
Average equity	$121,832	$88,544	37.6%	$125,945	$80,793	55.9%
Effect of net (gain) loss on investments and (gain) on sale of real estate, net of taxes, on return on equity	(0.2)%	(0.5)%	0.3pts	0.5%	(2.3)%	2.8pts

Operating net income	$15,280	$10,821	41.2%	$10,274	$13,259	(22.5)%
Operating net income - annualized	$61,121	$43,284	41.2%	$20,548	$26,516	(22.5)%
Average equity	$121,832	$88,544	37.6%	$125,945	$80,793	55.9%

Operating return on equity	12.5%	12.2%	0.3pts	8.2%	16.4%	(8.2)pts
Operating return on equity - annualized	50.2%	48.9%	1.3pts	16.3%	32.8%	(16.5)pts

(Components may not sum due to rounding)

The following table reconciles the net loss ratio to the underlying loss ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2026	2025	Percentage Point Change		2026	2025	Percentage Point Change
Underlying Loss Ratio Reconciliation:

Net loss ratio	39.6%	38.8%	0.8	pts	59.7%	50.3%	9.4	pts

Effect of catastrophes	(0.8)%	0.6%	(1.4)	pts	12.0%	1.2%	10.8	pts
Net loss ratio excluding the effect of catastrophes	40.4%	38.2%	2.2	pts	47.7%	49.1%	(1.4)	pts
Effect of prior-year favorable reserve development	(2.7)%	(0.5)%	(2.2)	pts	(2.5)%	(0.9)%	(1.6)	pts

Underlying Loss Ratio	43.1%	38.7%	4.4	pts	50.2%	50.0%	0.2	pts

(Components may not sum due to rounding)

The following table reconciles the GAAP net combined ratio to the underlying combined ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2026	2025	Percentage Point Change		2026	2025	Percentage Point Change
Underlying Combined Ratio Reconciliation:

GAAP net combined ratio	70.2%	71.5%	(1.3)	pts	90.2%	82.3%	7.9	pts

Effect of catastrophes	(0.8)%	0.6%	(1.4)	pts	12.0%	1.2%	10.8	pts
Effect of prior-year favorable reserve development	(2.7)%	(0.5)%	(2.2)	pts	(2.5)%	(0.9)%	(1.6)	pts

Underlying combined ratio	73.7%	71.4%	2.3	pts	80.7%	82.0%	(1.3)	pts

(Components may not sum due to rounding)

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of
$5,065,341 at June 30, 2026 and $5,137,267 at December 31, 2025)	$6,039,691	$6,042,348
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$324,716,045 at June 30, 2026 and $296,738,055 at December 31, 2025)	313,925,930	289,037,190
Equity securities, at fair value (cost of $13,598,454 at June 30, 2026 and $13,546,654 at December 31, 2025)	9,810,500	10,056,595
Other investments	4,280,522	4,552,378
Total investments	334,056,643	309,688,511
Cash and cash equivalents	16,924,856	12,178,730
Premiums receivable, net of allowance for credit losses of $80,779 at June 30, 2026 and $20,831 at December 31, 2025	19,284,233	21,012,408
Reinsurance receivables, net	53,310,542	58,996,945
Prepaid reinsurance	1,807,102	2,142,329
Deferred policy acquisition costs	27,576,599	27,867,207
Intangible assets	500,000	500,000
Property and equipment, net	8,164,732	7,897,675
Deferred income taxes, net	5,482,371	4,179,559
Other assets	10,826,794	8,961,787
Total assets	$477,933,872	$453,425,151

Liabilities
Loss and loss adjustment expense reserves	$167,475,018	$140,538,618
Unearned premiums	152,627,206	154,028,072
Advance premiums	6,142,453	4,003,453
Reinsurance balances payable	1,698,082	5,232,319
Deferred ceding commission revenue	2,830,354	8,362,529
Accounts payable, accrued expenses and other liabilities	10,018,235	11,253,649
Income taxes payable	4,181,916	2,835,135
Debt, net (current $1,335,349 and long-term $2,465,799 at June 30, 2026,
current $1,296,900 and long-term $3,143,227 at December 31, 2025)	3,801,148	4,440,127
Total liabilities	348,774,412	330,693,902

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 2,500,000 shares	—	—
Common stock, $0.01 par value; authorized 20,000,000 shares; issued 16,018,235 shares at June 30, 2026 and 15,921,651 shares at December 31, 2025; outstanding 14,474,664 shares at June 30, 2026 and 14,397,526 shares at December 31, 2025	160,182	159,216
Capital in excess of par	100,568,894	99,624,713
Accumulated other comprehensive loss	(8,522,036)	(6,081,530)
Retained earnings	42,812,260	34,596,857
	135,019,300	128,299,256

Treasury stock, at cost, 1,543,571 shares at June 30, 2026 and 1,524,125 shares at December 31, 2025)	(5,859,840)	(5,568,007)
Total stockholders' equity	129,159,460	122,731,249
Total liabilities and stockholders' equity	$477,933,872	$453,425,151

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues
Net premiums earned	$60,467,477	$46,215,260	$116,336,291	$89,738,323
Ceding commission revenue	1,532,966	3,081,556	2,936,842	6,040,247
Net investment income	3,428,729	2,300,267	6,766,310	4,348,863
Net gains (losses) on investments	240,345	546,451	(775,002)	408,472
Gain on sale of real estate	—	—	—	1,965,989
Other income	184,029	151,245	364,841	291,660
Total revenues	65,853,546	52,294,779	125,629,282	102,793,554

Expenses
Loss and loss adjustment expenses	23,930,497	17,927,162	69,504,881	45,102,240
Commission expense	11,573,138	10,629,629	21,768,550	19,942,509
Other underwriting expenses	8,655,155	7,727,367	17,016,428	15,132,789
Other operating expenses	1,362,430	1,153,480	3,622,977	2,189,217
Depreciation and amortization	761,473	613,364	1,476,980	1,237,227
Interest expense	58,808	77,074	128,663	304,528
Total expenses	46,341,501	38,128,076	113,518,479	83,908,510

Income from operations before taxes	19,512,045	14,166,703	12,110,803	18,885,044
Income tax expense	4,041,874	2,914,371	2,448,882	3,750,052
Net income	15,470,171	11,252,332	9,661,921	15,134,992

Other comprehensive (loss) income, net of tax
Gross (increase) decrease in net unrealized losses
on available-for-sale-securities	(689,985)	1,289,253	(3,294,501)	4,101,685

Reclassification adjustment for net losses
included in net income	202,328	4,078	205,251	5,804
Net (increase) decrease in net unrealized losses	(487,657)	1,293,331	(3,089,250)	4,107,489
Income tax benefit (expense) related to items
of other comprehensive (loss) income	102,408	(271,600)	648,744	(862,572)
Other comprehensive (loss) income, net of tax	(385,249)	1,021,731	(2,440,506)	3,244,917

Comprehensive income	$15,084,922	$12,274,063	$7,221,415	$18,379,909

Earnings per common share:
Basic	$1.07	$0.81	$0.67	$1.10
Diluted	$1.05	$0.78	$0.66	$1.07

Weighted average common shares outstanding
Basic	14,480,305	13,925,707	14,467,100	13,700,308
Diluted	14,671,627	14,387,538	14,638,799	14,148,748

Dividends declared and paid per common share	$0.05	$—	$0.10	$–